                                  EXHIBIT 99.6

EXHIBIT 99.6

ALABAMA LEASES

                                             NEXT       PRIMARY
LEASE #    LESSOR NAME                       RENT       XPIRATION    BOOK    PAGE     NET ACRE      LOR       NRI       WI
============================================================================================================================
  1       ABRAMSON, EDVIN C.              11/30/96      11/30/98      2       413       497         12.5%     87.5%    100%
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  2       ABRAMSON, VERNON                11/30/96      11/30/98      2       411       139         12.5%     87.5%    100%
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  3       DALE, MARK F.                   12/18/96      12/18/98      2       415     100.19        12.5%     87.5%    100%
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  4       WYLIE, RUBEN A.                 12/20/96      12/20/98      2       419       267         12.5%     87.5%    100%
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                                                         TOTAL ACREAGE ..........    1003.19
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